UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Yintech Investment Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

12th Floor, Block B, Zhenhua Enterprise Plaza

No. 3261 Dongfang Road, Pudong District

Shanghai, 200125

People’s Republic of China

+86-21-2028-9009
(Address of principal executive offices)

200125
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American depositary shares, each representing twenty ordinary shares	NASDAQ Global Select Market
Ordinary shares, par value US$0.00001 per share*	NASDAQ Global Select Market

*Not for trading, but only in connection with the listing on the NASDAQ Global Select Market of the American depositary shares, each one of which represents twenty ordinary shares. The American depositary shares are being registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-6 and, accordingly, are exempt from registration under Section 12 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:

333-210584

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered

The description of the securities to be registered will be set forth under “Description of Share Capital” and “Description of American Depositary Shares” in a prospectus, constituting part of the registrant’s registration statement on Form F-1 (File No. 333-210584) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). Such description of the securities set forth in the Prospectus is incorporated herein by reference. Copies of such description will be filed with the NASDAQ Global Select Market.

Item 2.   Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Yintech Investment Holdings Limited

By:	/s/ Wenbin Chen
Name: Wenbin Chen
Title: Chief Executive Officer

Date: 20 April, 2016

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